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                                                                   Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Plains Exploration & Production Company of our report dated April 17, 2002, except as to Note 10 for which the date is September 30, 2002, relating to the combined financial statements of the Upstream Subsidiaries of Plains Resources Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 12, 2003

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